UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 19, 2006

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp

INDEX

Page

Item 1.01 - Entry into a Material Definitive Agreement	3

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Item 9.01 - Financial Statements and Exhibits	3

Signatures	4

Exhibit 10.1 Employment Agreement between First Bancorp and Jerry L. Ocheltree dated January 24, 2006	Exhibit

2

Item 1.01 - Entry into a Material Definitive Agreement

Director Compensation

On January 19, 2006, the Compensation Committee of the Board of Directors of First Bancorp (the “Registrant”) approved a grant of stock options to non-employee directors of the Registrant. On June 1, 2006, each non-employee who is a director of the Registrant on that date will receive 2,250 options to purchase the Registrant’s common stock. The grant price will be the closing price of such stock on June 1, 2006 as quoted by the NASDAQ stock market. The options will have a ten year term and will vest immediately.

On January 24, 2006, the Board of Directors approved an increase in the monthly retainer for each director from $500 per month to $600 per month, effective immediately.

Executive Officer Employment Agreement

On January 24, 2006, the Registrant and Jerry L. Ocheltree entered into a new employment agreement that replaces the agreement between the same two parties dated August 17, 1998, which was disclosed pursuant to a Form 8-K dated September 14, 2005. In September 2005, Mr. Ocheltree was elected as the President of First Bank, First Bancorp’s bank subsidiary, with the understanding that changes to his employment terms would be determined at a later date, which has now occurred. The new employment agreement has a three year term that renews on each anniversary date for an additional one year period unless either party gives written notice of non-renewal. Mr. Ocheltree is initially employed by First Bancorp as the President of First Bank at an annual salary of $260,000. The agreement is filed as Exhibit 10.1, and this disclosure is qualified in its entirety by reference to the agreement.

Executive Compensation

On January 19, 2006, the Compensation Committee of the Board of Directors set the 2006 base salaries of certain executive officers, as follows: Anna G. Hollers - $243,000; Teresa C. Nixon -$224,976; Eric P. Credle - $190,000. At its meeting held on January 24, 2006, the Board of Directors set the 2006 base salary of James H. Garner at $300,000 and Jerry L. Ocheltree at $260,000.

At its meeting of January 19, 2006, the Compensation Committee also recommended to the Board of Directors for approval the 2006 earnings target for the Registrant’s Management Incentive Plan, which was filed as Exhibit 10(a) to the Registrant's Form 8-K filed on January 26, 2005. The Registrant's named executive officers (other than the Chief Executive Officer) will be paid incentive bonuses under the Management Incentive Plan if the Registrant meets the approved earnings targets in 2006. The Compensation Committee established 2006 incentive payments in the range of 35% to 52.5% of base salary for Anna G. Hollers, Teresa C. Nixon and Eric P. Credle, and in the range of 50% to 75% of base salary for Jerry L. Ocheltree, depending on whether the Registrant meets or exceeds the earnings target. If the earnings target is not met, the Compensation Committee has the discretion to determine whether any discretionary awards will be made.

As previously reported on the Form 8-K filed on January 26, 2005, the Board of Directors exempted the Chief Executive Officer from the Management Incentive Plan. At its meeting of January 24, 2006, the Board of Directors approved an incentive bonus for James H. Garner, Chief Executive Officer of the Registrant, equal to 1% of the Registrant's net income for 2006.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the First Bancorp Board of Directors meeting held on January 24, 2006, William E. Samuels confirmed his retirement from the First Bancorp Board of Directors, in accordance with the terms of First Bancorp’s merger agreement with First Savings Bancorp, Inc., effective with the 2006 annual meeting of shareholders. The Board of Directors selected Jerry L. Ocheltree as a nominee to be considered by the shareholders for election to the Board of Directors at the Registrant’s 2006 Annual Meeting of Shareholders.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between First Bancorp and Jerry L. Ocheltree dated January 24, 2006

3

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

January 24, 2006	By:	/s/ James H. Garner
James H. Garner
President and Chief Executive Officer

4